                 AMENDMENT NO. 1 TO STOCKHOLDER ESCROW AGREEMENT

     This is Amendment No. 1 dated as of October 4, 1995 ("Amendment No. 1") to the Stockholder Escrow Agreement dated as of September 19, 1995 by and among the persons listed on Schedule A thereto ("Stockholder"), B & L Acquisition Corporation ("Purchaser") and LaSalle National Trust, N.A., as escrow agent (the "Escrow Agent").

     WHEREAS, Stockholder, Purchaser and Escrow Agent are parties to the Stockholder Escrow Agreement dated as of September 19, 1995 (the "Escrow Agreement"); and

     WHEREAS, Purchaser and Stockholder have entered into Amendment No. 1 dated as of October 4, 1995 to the Stock Option Agreement dated as of September 16, 1995 and, pursuant thereto, an Amended Stock Option Agreement dated as of October 4, 1995, and wish to conform the Escrow Agreement thereto;

     NOW THEREFORE, the parties hereto agree as follows:

     (1) The definition of "Option Agreement" in Recital A to, and throughout, the Escrow Agreement hereby is amended to refer to the "Amended Stock Option Agreement dated as of October 4, 1995."

     (2) The Escrow Agent acknowledges receipt of 33,328 and 25,450 Shares, respectively, from William P. Daugherty as Trustee of the William P. Daugherty Trust dated May 11, 1989 and Ellen L. Daugherty, as Trustee of the Ellen L. Daugherty Trust dated May 11, 1989 (collectively, the "Daugherty Shares").

     (3) The Escrow Agent acknowledges that prior to October 4, 1995 it delivered to Mr. Gregory H. Parker his 58,678 Shares placed in escrow by him pending receipt by the Escrow Agent of the Daugherty Shares.

     (4) The Escrow Agent shall re-issue the share certificate of the Stockholder that it is now holding in escrow pursuant to the Escrow Agreement (referred to as the "Option Shares Certificate" in the Escrow Agreement) so as to set forth thereon the legends set forth in
          Exhibit 1 hereto.

     (5) Except as specifically provided otherwise in this Amendment No. 1, the parties hereby confirm all the terms and provisions of the Escrow Agreement.

     (6) This Amendment No. 1 may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Stockholder Escrow Agreement dated as of September 19, 1995 to be executed and delivered on the date first written above.



                                   B & L ACQUISITION CORPORATION


                                   By
                                     ---------------------------
                                   Title
                                        ------------------------
                                   Name
                                       -------------------------



                                   STOCKHOLDER


                                   By
                                     ---------------------------


                                   ESCROW AGENT

                                   By
                                     ---------------------------
                                   Title
                                        ------------------------
                                   Name
                                       -------------------------

                                    EXHIBIT 1


THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AND IN RELIANCE UPON THE HOLDER'S REPRESENTATION THAT SUCH SECURITIES WERE BEING ACQUIRED FOR INVESTMENT AND NOT FOR RESALE. NO TRANSFER OF SUCH SECURITIES MAY BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH TRANSFER MAY PROPERLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR THAT SUCH SECURITIES HAVE BEEN SO REGISTERED UNDER A REGISTRATION STATEMENT WHICH IS IN EFFECT AT THE DATE OF SUCH TRANSFER.

THIS CERTIFICATE AND THE SHARES OF STOCK EVIDENCED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND STANDSTILL AGREEMENT DATED AS OF MAY 11, 1990, BY AND AMONG THE COMPANY AND CERTAIN OF THE SHAREHOLDERS THEREOF, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY, REFERENCE TO ALL THE TERMS AND CONDITIONS THEREOF BEING HEREBY MADE, AND NO SALE, TRANSFER, ENCUMBRANCE, OR OTHER DISPOSITION OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE MAY BE EFFECTED EXCEPT PURSUANT TO THE TERMS AND CONDITIONS OF SAID AGREEMENT.

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AMENDED STOCK OPTION AGREEMENT, DATED AS OF OCTOBER 4, 1995, WITH B & L ACQUISITION CORPORATION AND BRW STEEL CORPORATION.